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                                                                      EXHIBIT 21

            SUBSIDIARIES OF PLATINUM technology International, inc.
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                                                                    Jurisdiction of
Entity                                                              Incorporation
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

Trinzic UK Ltd.                                                     United Kingdom
Trinzic Australasia pty Ltd.                                        Australia
Trinzic Europe BV                                                   Netherlands
AICorp Benelux BV                                                   Netherlands
AICorp Canada, Inc.                                                 Ontario, Canada

Altai, Inc.                                                         Texas
Altai Software France SARL                                          France
Altai Software Canada Inc.                                          Ontario, Canada

PLATINUM technology solutions, inc.                                 California

PLATINUM Technology-Solutions PTY Limited                           Australia

Software Interfaces Q.T.B.V.                                        The Netherlands

Softool Technologies SARL                                           France

PLATINUM Air, Inc.                                                  Illinois

Prodea Software Corporation                                         Minnesota

Browning & Clements, Inc.                                           Illinois

Axis Systems International, Inc.                                    New York

Paradigm systems Corporation of America                             New York
Platinum technology Ltda.                                           Brazil

GEJAC, Inc.                                                         Maryland
GEJAC International Benclux, B.V.                                   Netherlands

Platinum Technology Holdings, Inc.                                  United States

PLATINUM Holdings I, Inc.                                           Delaware

PLATINUM Holdings II, Inc.                                          Delaware

PLATINUM technology Financial Services, Inc.                        Delaware

PLATINUM Internet Advance Group, Inc.                               Illinois

PLATINUM technology AG                                              Switzerland

PLATINUM technology Australasia Pty. Limited                        Australia
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

PLATINUM technology B.V.                                            Netherlands

PLATINUM technology Denmark A/S                                     Denmark

PLATINUM technology Gesellschaft m.b.H.                             Austria

PLATINUM technology GmbH                                            Germany

PLATINUM technology Finland Oy                                      Finland

Platinum Technology Virgin Islands, Inc.                            US Virgin Islands

PLATINUM technology N.V./S.A.                                       Belgium

PLATINUM technology S.r.l.                                          Italy

PLATINUM technology Software SL                                     Spain

PLATINUM technology Sweden AB                                       Sweden

PLATINUM technology UK Limited                                      United Kingdom

Echo-Soft Technologies S.A.R.L.                                     France

STARTUP Software S.N.C.                                             France

PLATINUM technology Sdn. Bhd.                                       Malaysia

PLATINUM technology Norway AS                                       Norway

PLATINUM technology Limited                                         Hong Kong

PLATINUM technology Pte. Ltd.                                       Singapore

PLATINUM technology Pty. Ltd.                                       South Africa

PLATINUM technology KK                                              Japan

Australian Technology Resources (WA) Pty Limited                    Australia
Australian Technology Resources (ACT) Pty Limited                   Australia
ACN 074 421 186 Pty Limited                                         Australia

PLATINUM Technology Canada Inc./Platinum Technology Canada Inc.     Canada

Beijing Platinum Technology Computer Co., Limited                   People's Republic of China

PLATINUM technology S.N.C.                                          France

Platinum Technology China, Limited                                  Hong Kong

PLATINUM technology, Ltd.                                           South Korea

PLATINUM Technology (Phillippines) Incorporated                     Philippines
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Platinum Technology Taiwan, Inc.                                    Taiwan

PLATINUM technology Ltd.                                            Thailand

Prometrics Group Limited Plc.                                       United Kingdom
Prometrics Limited                                                  United Kingdom

Mergetime Limited                                                   United Kingdom

Alvering Limited                                                    United Kingdom

Integrated Image Technology Limited                                 United Kingdom

Vayda Consulting, Inc.                                              California

PLATINUM technology IP, Inc.                                        Delaware

PLATINUM technology, inc.                                           Delaware

PLATINUM technology C.V.                                            Netherlands

PLATINUM technology GP, Inc.                                        Delaware

PLATINUM technology Canada Company                                  Canada

Vivid Publishing, Inc.                                              California

Geneva Software, Inc.                                               Illinois

Systems Management Solutions, Inc.                                  Nevada

Icon Computing, Inc.                                                Texas

QED, Inc.                                                           Delaware

PLATINUM technology Treasury Services, Inc.                         Delaware

Riviera Acquisition Corp.                                           Texas

PLATINUM technology Solutions do Brasil Ltda                        Brazil

PLATINUM technology Hellas Sole Partner LLC                         Greece

PLATINUM technology Mexico, S.A. de CV                              Mexico

PLATINUM technology Emirates LLC                                    United Arab Emrites

Learmonth & Burchett Management Systems, Inc. (aka LBMS)            United Kingdom
LBMS, Inc.                                                          Texas
LBMS Europe Ltd                                                     United Kingdom
LBMS Pty Ltd                                                        Australia
LBMS Holding Ltd                                                    United Kingdom
Keith London Assoc Ltd                                              United Kingdom
LT Marketing Svs Ltd                                                United Kingdom
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

Michael Jackson Systems Ltd                                         United Kingdom
Structured Training Svcs                                            United Kingdom
LBMS Trustee Co Ltd                                                 United Kingdom
LBMS Ltd                                                            Hong Kong
Keith London System Ltd                                             United Kingdom
Corporate Computing, Inc                                            Delaware
Jackson Systems, Inc                                                Michigan
Meta Systems, Ltd                                                   Michigan

Mastering, Inc (fka Eagle River Interactive, Inc)                   Delaware
Mastering Computers, Inc                                            Arizona
Eagle River Productons, Inc.                                        Arizona
Graphic Media, Inc                                                  Delaware
Ski View Acquisition Corporation                                    Delaware

Logic Works, Inc                                                    Delaware
Logic Works International, Inc                                      Delaware
Logic Works Trading Company                                         Barbados
Logic Works France SARL                                             France
Logic Works AG                                                      Switzerland
Logic Works GmbH                                                    Germany
Logic Works Ltd                                                     United Kingdom
Logic Works Australia Pty Ltd                                       Australia
Logic Works Software, Inc.                                          Canada
Logic Works Europe Ltd                                              United Kingdom
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